EXHIBIT 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of ______________, 20    is made by Lindsay Corporation, a Delaware corporation (the “Company”) for the benefit of ________________________, an officer and/or director of the Company (“Indemnitee”).

RECITALS

The Company and Indemnitee recognize that the present state of the law is too uncertain to provide the Company’s officers and directors with adequate and reliable advance knowledge or guidance with respect to the legal risks and potential liabilities to which they may become personally exposed as a result of performing their duties for the Company.

A.The Company and Indemnitee are aware of the substantial growth in the number of lawsuits filed against corporate officers and directors in connection with their activities in such capacities and by reason of their status as such;

B.The Company and Indemnitee recognize that the cost of defending against such lawsuits, whether or not meritorious, is typically beyond the financial resources of most individuals and, accordingly, represents a significant disincentive for qualified persons to serve as directors or officers of the Company;

C.The Company believes that it is in the best interest of the Company and its shareholders to attract and retain qualified and committed directors and officers and, after reasonable investigation, believes it is prudent to provide such persons with a combination of (i) reasonable coverage under a directors and officers liability insurance policy and (ii) contractual indemnity from the Company to the fullest extent permitted by law (as in effect on the date hereof, or, to the extent any amendment may expand such permitted indemnification, as hereafter in effect) against personal liability for actions taken in the good faith performance of their duties to the Company;

D.The Delaware General Corporation Law (the “DGCL”) provides that Indemnitee may be entitled to indemnification under certain circumstances;

E.The Company’s Restated Certificate of Incorporation (the “Charter”) and the Company’s By-Laws (the “By-Laws”) authorize the Company to provide indemnification of corporate officers and directors of the Company to the fullest extent permitted by law;

F.The DGCL provides that the indemnification provisions set forth therein are not exclusive and the Charter and the By-Laws contemplate that contracts may be entered into between the Company and directors and officers with respect to indemnification;

G.The Company has determined that it is reasonable, prudent and necessary for the Company contractually to obligate itself to indemnify, and to make advancements to, Indemnitee pursuant to this Agreement, so that Indemnitee will serve or continue to serve as a director and/or officer of the Company free from undue concern for the risks and potential liabilities associated with such services to the Company; and

H.Indemnitee is willing to serve, or continue to serve, the Company, provided, and on the express condition, that he or she is furnished with the indemnification and advancement provided for herein.

AGREEMENT

NOW, THEREFORE, the Company and Indemnitee agree as follows:

1.Definitions.

(a)Enforcement Expenses. Enforcement Expenses shall, for the purposes of this Agreement, include all direct and indirect costs and expenses of any type or nature whatsoever (including, without limitation, any fees, retainers and disbursements of Indemnitee’s counsel, accountants, experts, other witnesses, investigation costs, defense costs, mediation costs, arbitration costs, court costs (including appeals), costs of attachment or bonds (including the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent), transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees and other out-of-pocket costs and expenses) actually and reasonably incurred by Indemnitee in connection with an action to enforce indemnification or advancement rights (or to enforce rights to recovery under any liability insurance policy), or an appeal from such action.

(b)Expenses.  “Expenses” shall, for the purposes of this Agreement, include all direct and indirect costs and expenses of any type or nature whatsoever (including, without limitation, any fees, retainers and disbursements of Indemnitee’s counsel, accountants, experts, other witnesses, investigation costs, defense costs, mediation costs, arbitration costs, court costs (including appeals), costs of attachment or bonds (including the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond or its equivalent), transcript costs, travel expenses, duplicating, printing and binding costs, telephone charges, postage, delivery service fees and other out-of-pocket costs and expenses) actually and reasonably incurred by Indemnitee in connection with the investigation, preparation, defense or appeal of (or other participation in, including being or preparing to be a witness in) a Proceeding; provided, however, that Expenses shall not include judgments, fines, penalties or amounts paid in settlement of a Proceeding.

(c)Independent Counsel.  “Independent Counsel” means, for the purposes of this Agreement, a law firm, or a partner (or, if applicable, member) of such a law firm, that is experienced in matters of Delaware corporation law and neither presently is, nor in the past five years has been, retained to represent: (i) the Company, any Enterprise (defined below) or Indemnitee in any matter material to any such party (other than with respect to matters concerning Indemnitee under this Agreement, or of other indemnitees under similar indemnification agreements), or (ii) any other party to the Proceeding giving rise to a claim for indemnification hereunder.  Notwithstanding the foregoing, the term “Independent Counsel” shall not include any person who, under the applicable standards of professional conduct then prevailing, would have a conflict of interest in representing either the Company or Indemnitee in an action to determine Indemnitee’s rights under this Agreement.  The Company agrees to pay the reasonable fees and expenses of the Independent Counsel and to fully indemnify such counsel against any and all expenses, claims, liabilities and damages arising out of or relating to this Agreement or its engagement pursuant hereto.

(d)Proceeding.  “Proceeding” shall, for the purposes of this Agreement, include any threatened, pending or completed action, suit, arbitration, alternative dispute resolution mechanism, investigation, inquiry, administrative, legislative or other hearing, or any other actual, threatened or completed proceeding, whether civil, criminal, administrative or investigative and whether brought by or in the right of the Company or otherwise, in which Indemnitee was, is or may be involved as a party, witness or otherwise, by reason of the fact that Indemnitee is or was a director and/or officer of the Company or any subsidiary or affiliate of the Company, by reason of any action taken by him or her or of any inaction on his or her part while acting as such director and/or officer, or by reason of the fact that he or she is or was serving at the request of the Company as a director, officer, employee, agent or trustee of another domestic or foreign corporation, partnership, joint venture, trust, employee benefit plan or other legal entity or enterprise (an “Enterprise”), whether or not he or she is serving in such capacity at the time any liability or expense is incurred for which indemnification or reimbursement can be provided under this Agreement.

2.Agreement to Serve.

(a)In consideration of the protection afforded by this Agreement, if Indemnitee is a director, he or she has agreed to serve to the best of his or her abilities until the earlier of (i) the time when Indemnitee fails to be reelected to the Board of Directors and qualified or (ii) such time as he or she tenders his or her resignation in writing.  If Indemnitee is an officer, he or she has agreed to serve to the best of his or her abilities at the will of the Company or under separate contract, if such contract exists, for so long as Indemnitee is duly appointed or until such time as he or she tenders his or her resignation in writing.  Nothing contained in this Agreement is intended to create in Indemnitee any right to continued employment or any requirement of a continuing relationship.

(b)The Company expressly confirms and agrees that it has entered into this Agreement and assumed the obligations imposed on it hereby in order to induce Indemnitee to serve as a director or officer of the Company, and the Company acknowledges that Indemnitee is relying upon this Agreement in serving as a director or officer of the Company.

3.Indemnification.  The Company hereby agrees to hold harmless and indemnify Indemnitee to the fullest extent authorized by law, including but not limited to the DGCL, as the same exists on the date hereof or as may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Company to provide broader indemnification rights than the law permitted the Company to provide prior to such amendment).  In furtherance of the foregoing indemnification, and without limiting the generality thereof:

(a)Third Party Proceedings.  The Company shall indemnify Indemnitee against Expenses, judgments, fines, penalties or amounts paid in settlement actually and reasonably incurred by Indemnitee in connection with a Proceeding (other than a Proceeding by or in the right of the Company) if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal proceeding, had no reasonable cause to believe Indemnitee’s conduct was unlawful.

(b)Proceedings By or in the Right of the Company.  To the fullest extent permitted by law, the Company shall indemnify Indemnitee against Expenses actually and reasonably incurred by Indemnitee in connection with a Proceeding by or in the right of the Company to procure a judgment in its favor if Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in or not opposed to the best interests of the Company.  Notwithstanding the foregoing, no indemnification shall be made in respect of any claim, issue or matter as to which Indemnitee shall have been adjudged liable to the Company in the performance of Indemnitee’s duty to the Company, unless and only to the extent that the Court of Chancery of the State of Delaware (the “Delaware Court”) or the court in which such action or proceeding is or was pending shall determine upon application that, in view of all the circumstances of the case, Indemnitee is fairly and reasonably entitled to indemnification for Expenses and then only to the extent that the court shall deem proper.

(c)Indemnification for Expenses as a Witness.  Notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with any Proceeding in which Indemnitee is a witness, but not a party.

(d)Scope.

(i)Except as provided in Section 3(e), notwithstanding any other provision of this Agreement, the Company shall indemnify Indemnitee to the fullest extent permitted by law, notwithstanding that such indemnification is not specifically authorized by other provisions of this Agreement, the Charter, the By-Laws or by statute.

(ii)For purposes of Section 3(d), the meaning of the phrase “to the fullest extent permitted by law” shall include:

(a)to the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL or such provision thereof; and

(b)to the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(e)Exception to Right of Indemnification.  Notwithstanding any other provision of this Agreement, the Company shall not be obligated under this Agreement to:

(i) Make any indemnity or advancement with respect to any Proceeding initiated or brought by Indemnitee, or with respect to any claim made therein, unless (a) the bringing of such Proceeding or making of such claim shall have been approved by the Board of Directors of the Company, (b) such Proceeding is being brought by Indemnitee to assert, interpret or enforce Indemnitee’s rights under this Agreement (including rights to D&O Insurance provided in Section 9 hereof) or any other agreement or insurance policy or under the Charter or By-Laws now or hereafter in effect relating to indemnification or advancement, or (c) such indemnification is required under Delaware law.  For the avoidance of doubt, Indemnitee shall not be deemed, for purposes of this subsection, to have initiated or brought any claim by reason of (a) having asserted any affirmative defenses in connection with a claim not initiated by Indemnitee or (b) having made any counterclaim (whether permissive or mandatory) in connection with any claim not initiated by Indemnitee.

(ii)Make any indemnity or advancement for amounts otherwise indemnifiable hereunder (or for which advancement is provided hereunder) if and to the extent that Indemnitee has otherwise actually received such amounts under any insurance policy, contract, agreement or otherwise.

(iii)Make any indemnity for an accounting of profits made from the purchase and sale (or sale and purchase) by Indemnitee of securities of the Company within the meaning of Section 16(b) of the Securities Exchange Act of 1934, as amended, or similar provisions of state statutory law or common law.

(iv)Make any indemnity for any reimbursement of the Company by Indemnitee of any bonus or other incentive-based or equity-based compensation or of any profits realized by Indemnitee from the sale of securities of the Company, as required in each case under the Securities Exchange Act of 1934, as amended (including any such reimbursements that arise from an accounting restatement of the Company pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), or the payment to the Company of profits arising from the purchase and sale by Indemnitee of securities in violation of Section 306 of the Sarbanes-Oxley Act).

(v)Make any indemnity or advancement that is prohibited by applicable law.

4.Determination of Right to Indemnification.

(a)To obtain indemnification under this Agreement, Indemnitee shall submit to the Company a written request therefor and, if Indemnitee so chooses pursuant to Section 4(b) of this Agreement, such written request shall also include a request for Indemnitee to have the right to indemnification determined by Independent Counsel.  Upon receipt of a written claim addressed to the Board of Directors for indemnification pursuant to Section 3, the Company shall indemnify Indemnitee with respect to such written claim to the fullest extent permitted by law.

(b)Upon written request by Indemnitee for indemnification pursuant to Section 4(a), a determination, if such determination is required by applicable law, with respect to Indemnitee’s entitlement thereto shall be made in the specific case: (i) by Independent Counsel in a written opinion to the Board of Directors if Indemnitee so requests in such written request for indemnification pursuant to Section 4(a), or (ii) by the Company in accordance with applicable law if Indemnitee does not so request such determination be made by Independent

Counsel.  In the case that such determination is made by Independent Counsel, a copy of Independent Counsel’s written opinion shall be delivered to Indemnitee and, if it is so determined that Indemnitee is entitled to indemnification, payment to Indemnitee shall be made within 10 days after such determination.  Indemnitee shall cooperate with the Independent Counsel or the Company, as applicable, making such determination with respect to Indemnitee’s entitlement to indemnification, including providing to such counsel or the Company, upon reasonable advance request, any documentation or information which is not privileged or otherwise protected from disclosure and which is reasonably available to Indemnitee and reasonably necessary to such determination.  Any costs or expenses (including attorneys’ fees and disbursements) incurred by Indemnitee in so cooperating with the Independent Counsel or the Company shall be borne by the Company (irrespective of the determination as to Indemnitee’s entitlement to indemnification) and the Company hereby indemnifies and agrees to hold Indemnitee harmless therefrom.

(c)In the event that Indemnitee exercises his right to have his entitlement to indemnification determined by Independent Counsel pursuant to Sections 4(a) and 4(b), the Independent Counsel shall be selected by Indemnitee.  The Company may, within 10 days after written notice of such selection, deliver to Indemnitee a written objection to such selection; provided, however, that such objection may be asserted only on the ground that the Independent Counsel so selected does not meet the requirements of “Independent Counsel” as defined in Section 1 of this Agreement, and the objection shall set forth with particularity the factual basis of such assertion.  Absent a proper and timely objection, the person so selected shall act as Independent Counsel.  If such written objection is so made and substantiated, the Independent Counsel so selected may not serve as Independent Counsel unless and until such objection is withdrawn or a court has determined that such objection is without merit.  If, within 20 days after the later of (i) submission by Indemnitee of a written request for indemnification and Independent Counsel pursuant to Sections 4(a) and 4(b) hereof, respectively, and (ii) the final disposition of the Proceeding, including any appeal therein, no Independent Counsel shall have been selected without objection, Indemnitee may petition a court of competent jurisdiction for resolution of any objection which shall have been made by the Company to the selection of Independent Counsel and/or for the appointment as Independent Counsel of a person selected by the court or by such other person as the court shall designate.  The person with respect to whom all objections are so resolved or the person so appointed shall act as Independent Counsel under Section 4(b) hereof.  Upon the due commencement of any judicial proceeding or arbitration pursuant to Section 5 of this Agreement, Independent Counsel shall be discharged and relieved of any further responsibility in such capacity (subject to the applicable standards of professional conduct then prevailing).

5.Enforcement, Remedies and Presumptions.

(a)Subject to Section 5(f), in the event that (i) a determination is made pursuant to Section 4 of this Agreement that Indemnitee is not entitled to indemnification under this Agreement, (ii) advancement of Expenses is not timely made pursuant to Section 6 of this Agreement, (iii) no determination of entitlement to indemnification shall have been made pursuant to Section 4(b) of this Agreement within 60 days after receipt by the Company of the request for indemnification that does not include a request for Independent Counsel, (iv) payment of indemnification is not made pursuant to Section 3(c) or the second sentence of

Section 7 or the last sentence of Section 4(b) of this Agreement within 10 days after receipt by the Company of a written request therefor or (v) payment of indemnification pursuant to Section 3(a), (b) or (d) of this Agreement is not made within 10 days after a determination has been made that Indemnitee is entitled to indemnification, Indemnitee may at any time thereafter bring suit against the Company to recover the unpaid amount of the claim.  Alternatively, Indemnitee, at his option, may seek an award in arbitration to be conducted by a single arbitrator pursuant to the Commercial Arbitration Rules of the American Arbitration Association.  Indemnitee shall commence such proceeding seeking an adjudication or an award in arbitration within 180 days following the date on which Indemnitee first has the right to commence such proceeding pursuant to this Section 5(a); provided, however, that the foregoing time limitation shall not apply in respect of a proceeding brought by Indemnitee to enforce his rights under the second sentence of Section 7 of this Agreement.  The Company shall not oppose Indemnitee’s right to seek any such adjudication or award in arbitration.

(b)The termination of any Proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that Indemnitee did not act in good faith and in a manner which Indemnitee reasonably believed to be in or not opposed to the best interests of the Company, or, with respect to any criminal Proceeding, had reasonable cause to believe that Indemnitee’s conduct was unlawful.  In the event that a determination shall have been made pursuant to Section 4 that Indemnitee is not entitled to indemnification, any judicial proceeding or arbitration commenced pursuant to this Section 5 shall be conducted in all respects as a de novo trial, or arbitration, on the merits and Indemnitee shall not be prejudiced by reason of that adverse determination.  Neither the failure of the Company (including Independent Counsel, the Company’s Board of Directors or its shareholders) to make a determination prior to the commencement of such action that indemnification of Indemnitee is proper in the circumstances because Indemnitee has met the applicable standard of conduct under applicable law, nor an actual determination by the Company (including Independent Counsel, the Company’s Board of Directors or its shareholders) that Indemnitee has not met such applicable standard of conduct, shall create a presumption that Indemnitee has not met the applicable standard of conduct.  It shall at all times be presumed that Indemnitee has met the applicable standard of conduct to be entitled to indemnification, and the Company or anyone else seeking to overcome this presumption shall have the burden of proof to establish that Indemnitee has not met the applicable standard of conduct.   The knowledge and/or actions, or failure to act, of any director, officer, employee, agent or trustee of the Company or any Enterprise shall not be imputed to Indemnitee for purposes of determining the right to indemnification under this Agreement.

(c)If a determination shall have been made pursuant to Section 4 that Indemnitee is entitled to indemnification, the Company shall be bound by such determination in any judicial proceeding or arbitration commenced pursuant to this Section 5, absent a misstatement by Indemnitee of a material fact, or an omission of a material fact necessary to make Indemnitee’s statement not materially misleading, in connection with the request for indemnification.

(d)The Company shall be precluded from asserting in any judicial proceeding or arbitration commenced pursuant to this Section 5 that the procedures and presumptions of this Agreement are not valid, binding and enforceable and shall stipulate in any such court or before any such arbitrator that the Company is bound by all the provisions of this Agreement.

(e)The Company shall indemnify Indemnitee against any and all Enforcement Expenses and, if requested by Indemnitee, shall (within 10 days after receipt by the Company of a written request therefor) advance, to the extent not prohibited by law, such Enforcement Expenses to Indemnitee, which are incurred by Indemnitee in connection with any action brought by Indemnitee for indemnification or advancement from the Company, or to otherwise assert, enforce or interpret Indemnitee’s rights, under this Agreement (including rights to D&O Insurance provided in Section 9 hereof) or any other agreement or insurance policy or the Charter or By-Laws, regardless of whether Indemnitee ultimately is determined to be entitled to such indemnification, advancement or insurance recovery, as the case may be, in the suit for which indemnification, advancement or insurance recovery is being sought.

(f)Notwithstanding anything in this Agreement to the contrary, no determination as to entitlement to indemnification under this Agreement shall be required to be made prior to the final disposition of the Proceeding, including any appeal therein.

6.Advancement and Repayment of Expenses.  The Expenses incurred by Indemnitee in connection with any Proceeding shall be paid by the Company in advance of the final disposition of such Proceeding within 30 days after receiving from Indemnitee copies of a statement or statements requesting such advances (which statements shall include invoices received by Indemnitee in connection with such Expenses but, in the case of invoices in connection with legal services, any references to legal work performed or to expenditures made that would cause Indemnitee to waive any privilege accorded by applicable law shall not be included with the invoice).   Indemnitee shall qualify for advances upon the execution and delivery to the Company of this Agreement which shall constitute an undertaking providing that Indemnitee undertakes to the fullest extent required by law to repay the advance if and to the extent it is ultimately determined by a court of competent jurisdiction in a final judgment, not subject to appeal, that Indemnitee is not entitled to indemnification.  In determining whether or not to make an advance hereunder, the ability of Indemnitee to repay shall not be a factor.  Any advancements and undertakings for repayment of Expenses shall be unsecured and interest free.  The right to advances under this paragraph shall in all events continue until final disposition of any Proceeding, including any appeal therein.  Nothing in this Section 6 shall limit Indemnitee’s right to advancement pursuant to Section 5(e) of this Agreement.

7.Partial Indemnification.  If Indemnitee is entitled under any provision of this Agreement to indemnification or advancement by the Company of some or a portion of any Expenses or liabilities of any type whatsoever (including, but not limited to, judgments, fines, penalties, and amounts paid in settlement) incurred by him or her in the investigation, defense, settlement or appeal of a Proceeding, but is not entitled to indemnification or advancement of the total amount thereof, the Company shall nevertheless indemnify or pay advancements to Indemnitee for the portion of such Expenses or liabilities to which Indemnitee is entitled.  In addition, if Indemnitee is not wholly successful in any Proceeding, but is successful, on the merits or otherwise (including dismissal, with or without prejudice), as to one or more, but less than all claims, issues or matters involved in such Proceeding, the Company shall indemnify

Indemnitee against all Expenses actually and reasonably incurred by Indemnitee in connection with each successfully resolved claim, issue or matter involved in such Proceeding.

8.Notice to Company by Indemnitee.  Indemnitee shall notify the Company in writing of any matter that may be subject to indemnification or advancement as provided herein as soon as reasonably practicable following the receipt by Indemnitee of written summons, citation, subpoena, complaint, indictment, information or other notice thereof; provided that any delay in so notifying the Company shall not constitute a waiver by Indemnitee of his or her rights hereunder.  The written notification to the Company shall be addressed to the Board of Directors and shall include a description of the nature of the Proceeding and the facts underlying the Proceeding and be accompanied by copies of any documents filed with the court in which the Proceeding is pending.  In addition, Indemnitee shall give the Company such information and cooperation as it may reasonably require and as shall be within Indemnitee’s power.

9.Maintenance of Liability Insurance.

(a)Coverage.  To the extent that the Company maintains an insurance policy or policies providing liability insurance for directors, officers, employees, agents or trustees of the Company or of any Enterprise, the Company shall obtain and maintain in full force and effect liability insurance (“D&O Insurance”) which provides Indemnitee the same rights and benefits as are accorded to the most favorably insured persons under such policy or policies in a comparable position.  For the avoidance of doubt, at all times until termination of this Agreement in accordance with Section 11 of this Agreement, unless the Board of Directors approves lesser coverage, the Company shall maintain D&O Insurance subject to terms and conditions (including amounts and retentions) which, in the aggregate, are no less advantageous to Indemnitee than the coverage in existence at December 1, 2017.

(b)Notice to Insurers.  If, at the time of the receipt of a notice of a claim pursuant to Section 8 hereof, the Company has D&O Insurance in effect, the Company shall give prompt notice of the commencement of such Proceeding to the insurers in accordance with the procedures set forth in the respective policies.  The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all amounts payable as a result of such Proceeding in accordance with the terms of such policies.

10.Defense of Claim.  In the event that the Company shall be obligated under Section 6 hereof to pay the Expenses of any Proceeding against Indemnitee and the Company or any other person entitled to indemnification by the Company is a party to the Proceeding, the Company shall be entitled to assume the defense of such Proceeding, with counsel approved by Indemnitee, which approval shall not be unreasonably withheld, upon the delivery to Indemnitee of written notice of its election to do so.  After delivery of such notice, approval of such counsel by Indemnitee and the retention of such counsel by the Company, the Company will not be liable to Indemnitee under this Agreement for any fees of counsel subsequently incurred by Indemnitee with respect to the same Proceeding; provided that (i) Indemnitee shall have the right to employ his or her counsel in any such Proceeding at Indemnitee’s expense; and (ii) if (A) the employment of counsel by Indemnitee has been previously authorized by the Company, or (B) Independent Counsel shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of such defense, or (C) the Company shall not, in fact, have employed counsel to assume the defense of such Proceeding, then the fees and expenses of Indemnitee’s counsel shall be at the expense of the Company.  If the Company assumes the defense of any Proceeding, the Company shall be obligated to defend all claims against Indemnitee in such Proceeding in good faith and in a manner consistent with the best interests of Indemnitee, and the Company shall not settle or compromise any claims on any basis or in any manner which would impose any liability, limitation or restriction of any kind on Indemnitee without Indemnitee’s express written consent.  Regardless of any provision in this Agreement, Indemnitee shall have the right to employ counsel in any Proceeding at Indemnitee’s personal expense.  The Company shall not be entitled, without the consent of Indemnitee, to assume the defense of any claim brought by or in the right of the Company.

11.Continuation of Obligations.  This Agreement shall continue until and terminate upon the later of:  (a) ten years after the date that Indemnitee shall have ceased to serve as a director or officer of the Company or as a director, officer, employee, agent or trustee of any Enterprise or (b) one year after the final termination of any Proceeding, including any appeal, then pending in respect of which Indemnitee is granted rights of indemnification or advancement hereunder and of any proceeding, including any appeal, commenced by Indemnitee pursuant to Section 5 of this Agreement relating thereto.

12.Successors and Assigns.  This Agreement establishes contract rights that shall he binding upon, and shall inure to the benefit of, the successors, assigns, heirs and legal representatives of the parties hereto.  The Company shall require and cause any successor, and any direct or indirect parent of any successor, whether direct or indirect by purchase, merger, consolidation or otherwise, to all, substantially all or a substantial part, of the business and/or assets of the Company, by written agreement in form and substance satisfactory to Indemnitee, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform if no such succession had taken place.

13.Non-exclusivity.

(a)Other Rights.  The provisions for indemnification and advancement of Expenses set forth in this Agreement shall not be deemed to be exclusive of any other rights that Indemnitee may have under any provision of law, the Charter or the By-Laws, the vote of the Company’s shareholders or disinterested directors, other agreements or otherwise, both as to action in his or her official capacity and action in another capacity while occupying his or her position as a director and/or officer of the Company.  No right or remedy herein conferred is intended to be exclusive of any other right or remedy, and every other right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise.  The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other right or remedy.

(b)Changes in Law.  In the event of any changes, after the date of this Agreement, in any applicable law, statute, or rule which expand the right of a Delaware corporation to indemnify its officers and/or directors, Indemnitee’s rights and the Company’s obligations under this Agreement shall be expanded to the full extent permitted by such changes.

In the event of any changes in any applicable law, statute or rule, which narrow the right of a Delaware corporation to indemnify a director or officer, such changes, to the extent not otherwise required by such law, statute or rule to be applied to this Agreement, shall have no effect on this Agreement or the parties’ rights and obligations hereunder.

14.Effectiveness of Agreement.  This Agreement shall be effective as of the date set forth on the first page and shall, to the fullest extent permitted by law, apply to acts of omissions of Indemnitee which occurred at any time prior to or after such date if Indemnitee was an officer, director, employee or other agent of the Company, or was serving at the request of the Company as a director, officer, employee, agent or trustee of any Enterprise, at the time such act or omission occurred.

15.Subrogation; Payments from Other Enterprises.  In the event of any payment under this Agreement by the Company to or on behalf of Indemnitee, the Company shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all papers required and shall do everything that may be necessary to secure such rights, including the execution of such documents necessary to enable the Company effectively to bring suit to enforce such rights.  The Company’s obligation to provide indemnification or advancement hereunder to Indemnitee who is or was serving at the request of the Company as a director, officer, employee, agent or trustee of any Enterprise shall be reduced by any amount Indemnitee has actually received as indemnification or advancement from such Enterprise.

16.Contribution.  To the fullest extent permitted by law, if the indemnification provided for in this Agreement is unavailable to Indemnitee for any reason whatsoever, the Company, in lieu of indemnifying Indemnitee, shall contribute to the amount incurred by Indemnitee, whether for judgments, fines, penalties, excise taxes, amounts paid or to be paid in settlement and/or for Expenses, in connection with any Proceeding in such proportion as is deemed fair and reasonable in light of all of the circumstances in order to reflect (i) the relative benefits received by the Company and Indemnitee in connection with the events and/or transactions giving rise to such Proceeding; and/or (ii) the relative fault of the Company (and its directors, officers, employees and agents) and Indemnitee in connection with such events and/or transactions.

17.

Notices.  All notices, requests, demands and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom said notice or other communication shall have been directed, (b) mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom said notice or other communication shall have been directed or (d) sent by facsimile transmission, with receipt of oral confirmation that such transmission has been received:

(a)If to Indemnitee, at such address as Indemnitee shall provide to the Company.

(b)If to the Company to:

Lindsay Corporation

c/o General Counsel

2222 N 111th Street

Omaha, NE 68164

or to any other address as may have been furnished to Indemnitee by the Company.

18.Severability.  Nothing in this Agreement is intended to require or shall be construed as requiring the Company to do or fail to do any act in violation of applicable law, rule or regulation.  The provisions of this Agreement shall be severable as provided in this Section 18.  If this Agreement or any portion hereof shall be held to be invalid, illegal or unenforceable on any ground by any court of competent jurisdiction, then (i) the validity, legality and enforceability of the remaining provisions (including each portion of any section of this Agreement containing any such provision held to be invalid, illegal or unenforceable that is not itself invalid, illegal or unenforceable) of this Agreement shall not in any way be affected or impaired thereby and such provisions shall remain enforceable to the fullest extent permitted by law, (ii) such provision shall be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties hereto and (iii) the Company shall nevertheless indemnify Indemnitee to the full extent permitted by any applicable portion of this Agreement that shall not have been held to be invalid, illegal or unenforceable.

19.Entire Agreement.  This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, oral, written and implied, between the parties hereto with respect to the subject matter hereof; provided, however, that this Agreement is a supplement to and in furtherance of the Charter, the By-Laws and applicable law, and shall not be deemed a substitute therefor, nor to diminish or abrogate any rights of Indemnitee thereunder.

20.Governing Law; Consent to Jurisdiction.  This Agreement shall be governed by, interpreted and enforced in accordance with the laws of the State of Delaware, without regard to its conflict of laws rules.  Except with respect to any arbitration commenced by Indemnitee pursuant to Section 5(a) of this Agreement, the Company and Indemnitee hereby irrevocably and unconditionally (i) agree that any action or proceeding arising out of or in connection with this Agreement shall be brought only in the Delaware Court, and not in any other state or federal court in the United States of America or any court in any other country, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) consent to service of process at the address set forth in Section 17 of this Agreement with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

21.Amendment, Waiver and Termination.  No amendment, modification, waiver, termination or cancellation of this Agreement shall be effective unless in writing signed by both the Company and Indemnitee.  No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions of this Agreement nor shall any waiver constitute a continuing waiver.

22.Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute one and the same Agreement.  Only one such counterpart signed by the party against whom enforceability is sought needs to be produced to evidence the existence of this Agreement.

23.Headings.  The headings of the paragraphs of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction thereof.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year set forth above.

INDEMNITEELINDSAY CORPORATION

______________________________By: ____________________________

       Timothy L. Hassinger

       President and CEO

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